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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No.1 to the Registration Statement (Form S-4 on Form S-8, No. 333-83743) of IVI Checkmate Corp. pertaining to the National Transaction Network, Inc. 1995 Director Stock Option Plan and National Transaction Network 1988 Stock Plan of our report dated February 18, 2000 (except for Note 14, as to which the date is February 22, 2000), with respect to the consolidated financial statements of IVI Checkmate Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

Atlanta, Georgia
June 15, 2000